                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Investment Advisory and Other Services", and "Financial Statements" in the Statement of Additional Information and to the use of our report dated February 4, 2000, which is incorporated by reference, in this Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A No. 33-06547) of SAFECO Resource Series Trust.


Seattle, Washington
February 29, 2000